UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2010

ALLIANCE BANKSHARES CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-49976	46-0488111
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
14200 Park Meadow Drive #200
Chantilly, Virginia 20151
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (703) 814-7200
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
      On April 30, 2010, Alliance Bankshares Corporation (the “Company”), parent company of Alliance Bank Corporation, issued a press release announcing several important developments undertaken with the goal of improving the Company’s operations and shareholder value, as a result of discussions with shareholder Frank E. Williams, Jr. Among the understandings reached through these discussions, the Company will expand its Board of Directors to eleven members, nominating four additional director candidates for election at the Company’s 2010 annual meeting. Mr. Williams has withdrawn his application for the Company’s list of shareholders.
     A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

99.1	Press release of Alliance Bankshares Corporation, dated April 30, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Bankshares Corporation (Registrant)
By:	/s/ Paul M. Harbolick, Jr.
Paul M. Harbolick, Jr.
Executive Vice President & Chief Financial Officer

Date: May 6, 2010